UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2017

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Information.

As previously disclosed by Sorrento Therapeutics, Inc. (“Sorrento”) in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 8, 2016, as amended by its Current Report on Form 8-K/A filed with the SEC on January 20, 2017 (the “Amended Form 8-K”), on November 8, 2016, Sorrento entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Scilex Pharmaceuticals Inc. (“Scilex”) and a majority of the stockholders of Scilex (the “Scilex Stockholders”) pursuant to which, on November 8, 2016, Sorrento acquired from the Scilex Stockholders, and the Scilex Stockholders sold to Sorrento, approximately 72% of the outstanding capital stock of Scilex.

The Amended Form 8-K also provided the historical financial statements of Scilex Pharmaceuticals Inc. and the pro forma financial information of Sorrento required by Item 9.01 of Form 8-K.

The purpose of this Current Report on Form 8-K is to provide additional pro forma financial information of Sorrento for the year ended December 31, 2016.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Sorrento Therapeutics, Inc. and Scilex Pharmaceuticals Inc. for the year ended December 31, 2016 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(c) Shell Company Transactions.

None.

(d) Exhibits.

99.1	Unaudited pro forma condensed combined financial information of Sorrento Therapeutics, Inc. and Scilex Pharmaceuticals Inc. for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: May 4, 2017	By:	/s/ Henry Ji, Ph.D.
		Name:	Henry Ji, Ph.D.
		Title:	President and Chief Executive Officer